                                   EXHIBIT 11

                 FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three and nine-month periods ended September 30, 1998 and 1997. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the business combination and the stock dividend as discussed in the notes to consolidated financial statements.


                                            Three Months              Nine Months
                                          Ended September 30       Ended September 30
                                       ------------------------  -----------------------
                                           1998         1997        1998         1997
                                       ------------  ----------  -----------  ----------

Basic net income.....................    $  318,859  $  365,419   $  941,358  $  992,252
                                         ==========  ==========   ==========  ==========

Basic earnings on common shares......    $  318,859  $  365,419   $  941,358  $  992,252
                                         ==========  ==========   ==========  ==========

Weighted average common shares
 outstanding-basic..................      1,794,094   1,457,546    1,504,392   1,457,546
                                         ==========  ==========   ==========  ==========

Basic earnings per common share......    $      .18  $      .25   $      .63  $      .68
                                         ==========  ==========   ==========  ==========

Basic net income per common share....    $      .18  $      .25   $      .63  $      .68
                                         ==========  ==========   ==========  ==========

Diluted net income...................    $  318,859  $  365,419   $  941,358  $  992,252
                                         ==========  ==========   ==========  ==========

Diluted earnings on common shares....    $  318,859  $  365,419   $  941,358  $  992,252
                                         ==========  ==========   ==========  ==========

Weighted average common shares
 outstanding-diluted................      1,809,502   1,457,546    1,509,584   1,457,546
                                         ==========  ==========   ==========  ==========

Diluted earnings per common share....    $      .18  $      .25   $      .62  $      .68
                                         ==========  ==========   ==========  ==========

Diluted net income per common share..    $      .18  $      .25   $      .62  $      .68
                                         ==========  ==========   ==========  ==========
